UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Strategy Inc

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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UPLOAD OF RECORDED INTERVIEW:

The Wolf of All Streets posted to their YouTube channel an interview with Michael Saylor, Executive Chairman of Strategy Inc (the “Company”), during which Mr. Saylor discussed, among other things, the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. A transcript of Mr. Saylor’s remarks regarding the foregoing during the interview is set forth below as Annex A. Mr. Saylor re-posted on his X account the announcement of the release of the interview, as set forth on Annex B.

TWEET:

The Company posted a thread on its X account regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. The text of Company’s thread is set forth below:

Post 1: “$STRC holders, votes are now open. If you held STRC on April 17, 2026, you are eligible to vote. Search your mailbox for “Proxy Vote” and follow the instructions from your broker.”

Post 2: “Unable to vote? Call your broker or reach out to us at ir@strategy.com.”

Annex A

Now I'll give you the interesting idea, which is revolutionary for TradFi and for DeFi. And its this, the Sharpe Ratio is the risk adjusted return. So I take the yield; I subtract the risk-free rate; I divide by the vol. Stretch has hit a Sharpe Ratio of two and a half. Digital Credit is two and a half. And we've got a proposal in front of our shareholders to double the dividend frequency. And if we double the dividend frequency, we think that the volatility is going to fall further and the Sharpe Ratio is going to move north again. So let me put that in perspective. A two and a half Sharpe Ratio is higher by a factor of five than every credit instrument in the world, maybe a factor of ten. It's higher than every equity. Like, you know, the highest Mag7 Sharpe Ratio is NVIDIA, it's one point seven. Every other equity is one or less. It's higher than every asset class. The Sharpe Ratio of the S&P or Bitcoin are point eight, point nine. The Sharpe Ratio of gold, point five. It's higher than every hedge fund strategy. Every hedge fund where you're paying two and twenty and you've got lockups, if they could get a sharp ratio of two or two point two, they could raise infinite money. Okay, we've created an instrument with a Sharpe Ratio of two and a half, three or so, and there's no fee, it's liquid, anybody can grab it. And that means that you put that in a token, you tokenize it. You're saying yourself, “What's the instrument that I would like to plug into 10x leverage?” And the answer is, you want something with an extremely high Sharpe Ratio, because when you 10x two-vol, that's only twenty-vol, that's just the S&P. You know, and so we've created, I think, with Digital Credit, something which is really good for Bitcoin. We found a consistent bid, a way to buy billions, tens of billions of dollars of Bitcoin with credit market capital. And we've also created something which is really good for DeFi and really good for crypto because now we can power the entire DeFi and the entire crypto complex with something which has got 3x the energy of a T-bill.

Annex B

Michael Saylor reposted

The Wolf Of All Streets @scottmelker · 23h

Michael Saylor has said "never sell your Bitcoin" for years - but in this exclusive interview at Consensus in Miami, he told me why that's changing. Watch Now 🔥 youtu.be/noC7pqm5Wus

BITCOIN
PROMISE BROKEN?

95 92 585

Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), an annual report and proxy cards with respect to the solicitation of proxies for its 2026 Annual Meeting of Shareholders. SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF SHAREHOLDERS. You may obtain these documents free of charge on the SEC’s website at www.sec.gov.

Pursuant to SEC rules, the Company has elected to provide access to its proxy materials on the Internet instead of mailing printed copies of its proxy materials to all of its stockholders. Accordingly, the Company is sending a separate Notice of Internet Availability of Proxy Materials to its stockholders of record (i.e., holders of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and common stock as of the record date).

The record date for the annual meeting is April 17, 2026. All stockholders of record will have the ability to access the proxy materials and the Company’s annual report on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and annual report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. To receive a printed copy of these materials, which the Company will provide to you free of charge, contact the Company’s Investor Relations Department by e-mail at ir@strategy.com or go to https://annualmeeting.strategy.com.

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by completing and returning a proxy card or voting instructions to be furnished in connection with the Definitive Proxy Statement.

Participant Information

The Company and its directors, executive officers and certain of its investor relations employees are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation” in the Definitive Proxy Statement available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential future dividend rate changes and the proposed changes to the terms of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and related potential impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.